UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 30, 2007

NeoPharm, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-90516	51-0327886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1850 Lakeside Drive, Waukegan, IL	60085
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code)  (847) 887-0800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (18 CFR 240.13e-4(c)).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2007, the Directors of NeoPharm, Inc. (the “Company”), elected Laurence P. Birch, age 47, to the Board of Director’s of the Company in accordance with the terms of the Employment Agreement entered into by the Company with Mr. Birch on March 23, 2007, when Mr. Birch was hired by the Company as its President and CEO.  The terms of the Employment Agreement were summarized in, and a copy of the Employment Agreement is attached as an Exhibit to, the Company’s Report on Form 8-K filed by the Company on March 27, 2007, which description and Employment Agreement are incorporated by reference herein.

Since January 1, 2006, Mr. Birch has not been a party to any transaction with the Company and there are no family relationships between Mr. Birch and any of the Company’s executive officers or members of the Company’s Board of Directors.

Item 9.01.                                          Financial Statements and Exhibits

Exhibit 10.1

The Employment Agreement dated March 23, 2007, by and between NeoPharm, Inc. and Laurence P. Birch, is incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed by the Company March 27, 2007 (File No. 001-12493).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOPHARM, INC.

By:	/s/ Laurence P. Birch
Laurence P. Birch,
President and Chief Executive Officer

Dated:  April 4, 2007

INDEX TO EXHIBITS

Exhibit Number	Exhibit Table
10.1

Employment Agreement dated March 23, 2007, by and between NeoPharm, Inc. and Laurence P. Birch is incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed March 27, 2007 (File No. 001-12493).